UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): February 21, 2023 (February 17, 2023)

WEWORK INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39419	85-1144904
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

75 Rockefeller Plaza, 10th Floor

New York, NY 10019

(Address of principal executive offices and zip code)

(646) 389-3922

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	WE	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A common stock	WE WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 17, 2023, Jared DeMatteis notified WeWork Inc. (the “Company”) that he will be leaving the Company to pursue other opportunities. Effective as of February 21, 2023 (the “Transition Date”), Mr. DeMatteis will step down from his positions as the Company’s Chief Legal Officer, Chief Compliance Officer and Corporate Secretary, and Pam Swidler, currently the Company’s Senior Vice President, Head of Americas & International, Legal, will be promoted to such positions.

Following the Transition Date, Mr. DeMatteis will serve in the role of Special Counsel to the Company through at least February 28, 2023 (such period following the Transition Date, the “Transition Period”) as described in the Transition Agreement and General Release entered into between Mr. DeMatteis and the Company on February 19, 2023 (the “Transition Agreement”). Pursuant to and conditioned upon Mr. DeMatteis’ compliance with the Transition Agreement, Mr. DeMatteis will receive (i) a payment of $534,110 in lieu of his 2022 annual cash bonus, (ii) continuation of healthcare benefits under COBRA for up to a period of 12 months following the end of the Transition Period, and (iii) an extension of the period in which Mr. DeMatteis may exercise his stock options until 24 months following the termination of his employment (or, if earlier, the 10-year anniversary of the grant date). There is no disagreement between Mr. DeMatteis and the Company, its Chief Executive Officer, or its board of directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 21st day of February, 2023.

WEWORK INC.

By:	/s/ Sandeep Mathrani
Name:	Sandeep Mathrani
Title:	Chief Executive Officer and Chairman